SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM 8-A

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           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) OR (g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934



                       Cullen/Frost Bankers, Inc.
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            (Exact name of registrant as specified in its charter)


            Texas                                     74-1751768
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)


         100 West Houston
         San Antonio, Texas                                78205
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(Address of principal executive offices)                 (Zip Code)



    Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class               Name of each exchange on which
        to be so registered               each class is to be registered
        -------------------               ------------------------------

            Common Stock,                      New York Stock Exchange
       Par Value $5 Per Share

    Securities to be registered pursuant to Section 12(g) of the Act:

                                  None
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                            (Title of Class)


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Item 1: Description of Registrant's Securities to be Registered

     The securities to be registered hereby are shares of the Common Stock, $5 par value per share (the "Common Stock") of Cullen/Frost Bankers, Inc., a Texas corporation (the "Company"). A description of the Common Stock is set forth in the sections captioned "Proposed Resolutions to Amend Articles of Incorporation" in the 1997 Proxy Statement for the Annual Meeting of Shareholders dated April 17, 1997, filed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, which information is incorporated herein by reference.


Item 2:  Exhibits

     All exhibits required by Instruction II to item 2 will be supplied to the New York Stock Exchange.

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                                SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         CULLEN/FROST BANKERS, INC.



Dated: July 29, 1997                     By:/s/Phillip D. Green
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                                            Phillip D. Green
                                            Executive Vice President and
                                            Chief Financial Officer